UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 26, 2012

JINGWEI INTERNATIONAL LIMITED

(Exact name of registrant as specified in charter)

Nevada	333-122557	20-1970137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Room 701-702, Building14, Keji C. Rd.,2nd,Software Park, Nanshan District, Shenzhen, PRC 518057
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:		+86 1085251198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2012, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date and time of March 30, 2012 at 12:00pm EDT/9:00am PDT (the “Effective Time”), at which time a 1- for-20,000 reverse stock split of the Company’s authorized shares of Common Stock, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) shall be effected. On March 29, 2012, the Company filed a Certificate of Correction changing the Effective Time of the Reverse Stock Split to 7:00am EDT/4:00am PDT.

On March 28, 2012, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date and time of March 30, 2012 at 7:01am EDT/4:01am PDT, at which time a 20,000-for-1 forward stock split of the Company’s authorized shares of Common Stock, accompanied by a corresponding increase in the Company’s issued and outstanding shares of Common Stock (the “Forward Stock Split”) shall be effected.

Pursuant to Section 78.207 of the Nevada Revised Statutes, and pursuant to the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) of the Company, on February 16, 2012 by unanimous written consent, the Board of Directors of the Company authorized the Reverse Stock Split to be followed by the Forward Stock Split. Pursuant to Section 78.209 of the Nevada Revised Statutes, our Board of Directors may take action to amend our Articles of Incorporation by filing a Certificate of Change with the Secretary of State of Nevada. Nevada law does not require the Company to obtain any vote or consent of our shareholders to consummate the Reverse Stock Split or the Forward Stock Split.

Item 8.01 Other Events

As set forth in the Disclosure Statement, which was mailed to each shareholder of record of the Company on March 9, 2012, the Company intends to engage in a transaction that is structured to reduce the number of record holders of its shares of Common Stock to fewer than 300 in connection with the Company’s voluntary delisting from the NASDAQ Global Market (“NASDAQ”) and allow the Company to suspend its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended. Often referred to as a “going private” transaction, the transaction (the “Transaction”) will consist of: (i) the Reverse Stock Split, and, in lieu of the issuance of fractional shares to shareholders owning less than 20,000 pre-Reverse Stock Split shares, the Company will pay cash equal to $2.20 multiplied by the number of pre-Reverse Stock Split shares held by such shareholder (the “Cash-Out Price”), followed by (ii) the Forward Stock Split. Accordingly, shareholders owning fewer than 20,000 pre-Reverse Stock Split shares (“Discontinued Shareholders”), will have no further interest in the Company, will no longer be shareholders of the Company and will be entitled to receive only the Cash-Out Price.

In order to receive payment for your shares of Common Stock, you must either tender book-entry interests representing such shares of the Company’s Common Stock to Empire Stock Transfer Inc. through the book-entry system of The Depository Trust Company (“DTC”) in accordance with its ATOP procedures or send certificates representing such shares of the Company’s Common Stock to Empire Stock Transfer Inc., as paying agent in the Transaction (the “Exchange Agent”), at the following address, accompanied by a duly completed and executed letter of transmittal in the form enclosed: Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014. As of the date hereof, the Exchange Agent has received $2,300,000 to be used for the payment of the Cash-Out Price..

As soon as reasonably practicable after the Effective Date (but no later than five (5) business days after the Effective Date), our Exchange Agent will mail to each Discontinued Shareholder, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title to the shares of Common Stock of the Company shall pass, only upon proper delivery of the certificates representing shares of Common Stock of the Company to the Exchange Agent at 1859 Whitney Mesa Dr., Henderson, NV 89014 or transfer of the uncertificated shares of Jingwei Common Stock) for the payment of the Cash-Out Price. Each Discontinued Shareholder shall be entitled to receive, upon (i) surrender to the Exchange Agent of a certificate(s) representing less than 20,000 pre-Reverse Stock Split shares, together with a properly completed and executed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of uncertificated shares of Jingwei Common Stock, the Cash-Out Price (subject to any applicable withholding tax) in respect of the shares of Jingwei Common Stock represented by such certificate or such uncertificated shares of Jingwei Common Stock. Until so surrendered or transferred, as the case may be, each such certificate or uncertificated shares of Jingwei Common Stock held by a Discontinued Shareholder shall represent after the Effective Time for all purposes only the right to receive, the Cash-Out Price. If any portion of the Cash-Out Price is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it shall be a condition to such payment that (i) either such certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such uncertificated share shall be properly transferred, in each case, as determined by the Exchange Agent and as set forth in the letter of transmittal and related instructions and (ii) the person requesting such payment shall pay to the Exchange Agent any taxes required as a result of such payment to a person other than the registered holder of such the Cash-Out Price multiplied by the number of pre-Reverse Stock Split shares held by such Discontinued Shareholder or establish to the satisfaction of the Exchange Agent and the Company that such tax has been paid or is not payable. Discontinued Shareholders should allow approximately five (5) business days after mailing their properly completed documentation and stock certificates for such materials to be received by the Exchange Agent and should anticipate receiving their cash payment, without interest, approximately ten (10) business days after the receipt of such materials by our Exchange Agent.

As a result of the transactions set forth in the Disclosure Statement, Discontinued Shareholders may be entitled to certain Dissenters Rights under Sections 92A.300 to 92A.500 of the Nevada Revised Statutes. On or about April 2, 2012, the Company will deliver a notice of dissenter’s rights to Discontinued Shareholders. Any demand for payment in accordance with the exercise of dissenter’s rights must be sent within 30 days of the delivery of such notice (that is, not later than May 2, 2012) to the Company at the following address: Jingwei International Limited, Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park, Nanshan District, Shenzhen, PRC 51805, specifying the certificate number of the shares as to which you are exercising dissenters’ rights or the DTC participant through which you hold such shares in the case of book-entry interests. Certificates representing shares as to which you are exercising your dissenters’ rights must be sent to the Exchange Agent at the following address: Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014. In the event you hold shares through DTC, you will need to comply with the procedures established by DTC’s Proxy Department to exercise your dissenters’ rights. Discontinued Shareholders should refer to the notice of dissenter’s rights for further instruction on how to exercise their dissenter’s rights.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated March 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LIMITED.

By:	/s/ George Du
Name: George Du Title: Chief Executive Officer

Dated: March 30, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 30, 2012